As filed with the Securities and Exchange Commission on October 31, 1995.

                                               File No. 811-7038

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No.   6                                        (X)



                            THE MONEY MARKET PORTFOLIOS
                 (Exact Name of Registrant as Specified in Charter)

                   777 MARINERS ISLAND BLVD., SAN MATEO, CA 94404
                 (Address of Principal Executive Offices (Zip Code)

         Registrant's Telephone Number, Including Area Code (415) 312-2000

          Harmon E. Burns, 777 Mariners Island Blvd., San Mateo, CA 94404
                 (Name and Address of Agent for Service of Process)











                       Please Send Copy of Communications to:

                               Mark H. Plafker, Esq.
                          Stradley, Ronon, Stevens & Young
                              2600 One Commerce Square
                          Philadelphia, Pennsylvania 19102



THE MONEY MARKET PORTFOLIOS
The Money Market Portfolio

FORM N-1A, Part A:

Item

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

   General Description of Registrant

About the Portfolio

The Money Market Portfolio ("Portfolio") is one of two no-load, open-end, diversified series of The Money Market Portfolios (the "Trust"), a management investment company, or mutual fund, is a Delaware business trust organized on June 16, 1992 and registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's other series is The U.S. Government Securities Money Market Portfolio. Both series issue shares of beneficial interest with a par value of $.01 per share without any sales charge and seek to maintain a stable net asset value of $1.00.

An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government. There can be no assurance that the Portfolio will be able to maintain a stable net asset value of $1.00.


Shares of the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, any bank; further, such shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency. Shares of the Portfolio involve investment risks, including the possible loss of principal.

Investment Objective and Policies of the Portfolio

The Portfolio's investment objective is high current income consistent with capital preservation and liquidity. The investment objective is a fundamental policy of the Portfolio and may not be changed without shareholder approval. In seeking to achieve its objective, the Portfolio invests all of its assets in various types of money market instruments, such as U.S. government and federal agency obligations, certificates of deposit, bankers' acceptances, time deposits of major financial institutions, high grade commercial paper, high grade short-term corporate obligations, taxable municipal securities and repurchase agreements (secured by U.S. government securities). As with any other investment, there is no assurance that the Portfolio's objective will be achieved.

Quality, Diversification and Maturity Standards. In accordance with procedures adopted pursuant to Rule 2a-7 under the 1940 Act the Portfolio, as a matter of fundamental policy, limits its investments to U.S. government securities (as discussed below) or U.S. dollar-denominated instruments which the Board of Trustees (the Board") determine present minimal credit risks and which are, as required by the federal securities laws, rated in one of the two highest rating categories as determined by nationally recognized statistical rating organizations, or which are unrated and of comparable quality, with remaining maturities of 397 calendar days or less ("Eligible Securities"). The Portfolio maintains a dollar-weighted average maturity of the securities in its portfolio of 90 days or less. The Portfolio will not invest more than 5% of its total assets in Eligible Securities of a single issuer, other than U.S. government securities, rated in the highest category by the requisite number of rating organizations, except that the Portfolio may exceed that limit as permitted by Rule 2a-7 for a period of up to three business days; and the Portfolio will not invest (a) the greater of 1% of the Portfolio's total assets or $1 million in Eligible Securities issued by a single issuer rated in the second highest category; and (b) more than 5% of its total assets in Eligible Securities of all issuers rated in the second highest category. See part B for a description of ratings.

Because the Portfolio limits its investments to high quality securities, it will generally earn lower yields than if it purchased securities with a lower rating and correspondingly higher expected rate of return.

As a matter of fundamental policy (which may not be changed without shareholder approval), the Portfolio may not purchase any securities other than obligations of the U.S. government, its agencies or instrumentalities, if, immediately after such purchase, more than 5% of its total assets would be invested in securities of any one issuer with respect to 75% of the Portfolio's total assets, or more than 10% of the outstanding voting securities of any one issuer would be owned by the Portfolio.

As stated above in accordance with procedures adopted pursuant to Rule 2a-7, the Portfolio will not invest more than 5% of the Portfolio's total assets in Eligible Securities of a single issuer, other than U.S. government securities. In addition, the Portfolio may not invest more than 5% of its total assets in the securities of companies (including predecessors) which have been in continuous operation for less than three years, nor invest more than 25% of its total assets in any particular industry. The Portfolio may, however, invest more than 25% of its assets in certain domestic bank obligations. The foregoing limitations do not apply to U.S. government securities and federal agency obligations, or to repurchase agreements fully collateralized by such government securities or obligations, although certain tax diversification requirements apply to investments in repurchase agreements and other securities that are not treated as U.S. government obligations under the Internal Revenue Code of 1986, as amended (the "Code").


U.S. Government Securities. The Portfolio may invest in U.S. government securities which consist of marketable, fixed, floating and variable rate securities issued or guaranteed by the U.S. government, its agencies, or by various instrumentalities which have been established or sponsored by the U.S. government . Certain of these obligations, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association (popularly called "GNMAs" or "Ginnie Maes") and the Federal Housing Administration, are issued or guaranteed by the U.S. government or carry a guarantee supported by the full faith and credit of the U.S. government. Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises and are not direct obligations of the U.S. government, but involve sponsorship or guarantees by government agencies or enterprises. These obligations include securities that are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Bank, and securities that are supported by the credit of the instrumentality, such as Federal National Mortgage Association ("FNMA") bonds. In this connection the Portfolio may use any portion of its assets invested in U.S. government securities to concurrently enter into repurchase agreements with respect to such securities.

Bank Obligations. The Portfolio may also invest in bank obligations or instruments secured by bank obligations. Such instruments may include fixed, floating or variable rate certificates of deposit, letters of credit, time deposits, and bankers' acceptances issued by banks and savings institutions with assets of at least one billion dollars. Bank obligations may be obligations of U.S. banks, foreign branches of U.S. banks (referred to as "Eurodollar Investments"), U.S. branches of foreign banks (referred to as "Yankee Dollar Investments") and foreign branches of foreign banks ("Foreign Bank Investments"). When investing in a bank obligation issued by a branch, the parent bank must have assets of at least five billion dollars. The Portfolio may invest only up to 25% of its assets in obligations of foreign branches of U.S. or foreign banks. The Portfolio may, however, invest more than 25% of its assets in certain domestic bank obligations. Investments in obligations of U.S. branches of foreign banks, which are considered domestic banks, may only be made if such branches have a federal or state charter to do business in the U.S. and are subject to U.S. regulatory authorities. (See "Investment Risk Considerations" for more information regarding these investments.)

Time deposits are non-negotiable deposits maintained in a foreign branch of a U.S. or foreign banking institution for a specified period of time at a stated interest rate. The Portfolio may not invest more than 10% of its assets in time deposits with maturities in excess of seven calendar days.

Commercial Paper. The Portfolio may also invest in commercial paper of domestic or foreign issuers subject to the quality and other criteria described under "Quality, Diversification and Maturity Standards" above. Commercial paper obligations may include variable amount master demand notes that are obligations which permit the investment of fluctuating amounts by the Portfolio at varying rates of interest pursuant to direct arrangements between the Portfolio, as lender, and the borrower. These notes permit daily changes in the amounts borrowed. The Portfolio has the right to increase the amount provided by the note agreement, or to decrease the amount, and the borrower may repay up to the full amount of the note without penalty. The borrower is often a large industrial or finance company which also issues commercial paper. Typically, these notes provide that the interest rate is set daily by the borrower; the rate is usually the same or similar to the interest on commercial paper being issued by the borrower. Because variable amount master demand notes are direct lending arrangements between the lender and the borrower, it is not generally contemplated that such instruments will be traded, and there is no secondary market for these notes, although they are redeemable (and thus immediately repayable by the borrower) at face value plus accrued interest at any time. Accordingly, the Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. In connection with master demand note arrangements, the Portfolio's investment manager will consider earning power, cash flow and other liquidity ratios of the issuer. The Portfolio, which has no specific limits on aggregate investments in master demand notes, will invest in notes of only U.S. issuers. While master demand notes, as such, are not typically rated by credit rating agencies, if not so rated, the Portfolio may invest in them only if, at the time of an investment, the issuer meets the criteria set forth above for all other commercial paper issuers.

Corporate Obligations. The corporate obligations which the Portfolio may purchase are fixed, floating and variable rate bonds, debentures or notes which are considered by the Portfolio to be Eligible Securities. Such obligations must mature in 397 calendar days or less. Generally speaking, the higher an instrument is rated, the grater its safety and the lower its yield.

Municipal Securities. The Portfolio may invest up to 10% of its assets in taxable municipal securities, issued by or on behalf of states, territories, and possessions of the U.S. and the District of Columbia and their political subdivisions, agencies, and instrumentalities, the interest on which is not exempt from federal income tax. Municipal securities in which the Portfolio invests are subject to the quality and other criteria described under "Quality, Diversification and Maturity Standards" above. Generally, municipal securities are used to raise money for various public purposes such as constructing public facilities and making loans to public institutions. Taxable municipal bonds are generally issued to provide funding for privately operated facilities.

Repurchase Agreements. The Portfolio may engage in repurchase transactions, in which the Portfolio purchases a U.S. government security subject to resale to a bank or dealer at an agreed-upon price and date. The transaction requires the collateralization of the seller's obligation by the transfer of securities with an initial market value, including accrued interest, equal to at least 102% of the dollar amount invested by the Portfolio in each agreement, with the value of the underlying securities marked to market daily to maintain coverage of at least 100%. A default by the seller might cause the Portfolio to experience a loss or delay in the liquidation of the collateral securing the repurchase agreement. The Portfolio might also incur disposition costs in liquidating the collateral. The Portfolio, however, intends to enter into repurchase agreements only with financial institutions such as broker-dealers and banks which are deemed creditworthy by the Portfolio's investment manager. A repurchase agreement is deemed to be a loan under the 1940 Act. The U.S. government security subject to resale (the collateral) will be held on behalf of the Portfolio by a custodian approved by the Board and will be held pursuant to a written agreement. Securities subject to repurchase agreements will be deemed to have a maturity date coincident with the date upon which the Portfolio has agreed to resell such securities.


Illiquid Investments. As a matter of fundamental policy the Portfolio may not acquire securities subject to legal or contractual restrictions on resale, securities which are not readily marketable, or enter into repurchase agreements or master demand notes with more than seven days to maturity if, as a result, more than 10% of the value of the Portfolio's total assets would be invested in such repurchase agreements or securities.

Other Policies. As a fundamental policy the Portfolio may borrow from banks for temporary or emergency purposes only and pledge its assets for such loans in amounts up to 5% of the Portfolio's total assets. No new investments will be made by the Portfolio while any outstanding loans exceed 5% of its total assets.

Depending on its view of market conditions and cash requirements, the Portfolio may or may not hold securities purchased until maturity. The yield on certain instruments held by the Portfolio may decline if sold prior to maturity.

Whenever the Portfolio's investment manager believes market conditions are such that yields could be increased by actively trading the portfolio securities to take advantage of short-term market variations, the Portfolio may do so without restriction or limitation. The Portfolio may not invest in securities other than the types of securities listed above and is subject to other specific investment restrictions, some of which may be changed only with approval of a majority of the Portfolio's outstanding voting securities. For a list of these restrictions and more information concerning the various transactions mentioned above, please refer to Part B.

Loans of Portfolio Securities. As approved by the Board and subject to the following conditions, the Portfolio, as a matter of fundamental policy, may lend its portfolio securities to qualified securities dealers or other institutional investors, provided that such loans do not exceed 25% of the value of the Portfolio's total assets at the time of the most recent loan, and further provided that the borrower deposits and maintains 102% cash collateral for the benefit of the Portfolio. The lending of securities is a common practice in the securities industry. The Portfolio engages in security loan arrangements with the primary objective of increasing the Portfolio's income either through investing the cash collateral in short-term interest bearing obligations or by receiving a loan premium from the borrower. Under the securities loan agreement, the Portfolio continues to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.


Investment Risk Considerations

Any of the Portfolio's Eurodollar Investments, Yankee Dollar Investments, Foreign Bank Investments or investments in commercial paper of foreign issuers will involve risks that are different from investments in obligations of domestic entities. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions which might affect the payment of principal or interest on securities the Portfolio holds. In addition, there may be less publicly available information about such foreign banks or foreign issuers of commercial paper.

The Portfolio may also purchase and sell securities on a "when-issued" and "delayed delivery" basis. These transactions are subject to market fluctuation and the value at delivery may be more or less than the purchase price. When the Portfolio is the buyer in such a transaction, it will maintain, in a segregated account with its custodian, cash or high-grade marketable securities having an aggregate value equal to the amount of such purchase commitments until payment is made. To the extent the Portfolio engages in when-issued and delayed delivery transactions, it will do so for the purpose of acquiring securities for its portfolio consistent with its investment objective and policies and not for the purpose of investment leverage. In when-issued and delayed delivery transactions, the Portfolio relies on the seller to complete the transaction. The seller's failure to complete the transaction may cause the Portfolio to miss a price or yield considered to be advantageous. Securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery.


      Management of the Fund

Management of the Portfolio

The Board has the primary responsibility for the overall management of the Portfolio and for electing the officers of the Trust who are responsible for administering its day-to-day operations. For information concerning the officers and trustees of the Portfolio, see "Officers and Trustees" in Part B.

Franklin Advisers, Inc. ("Advisers" or "Manager"), 777 Mariners Island Blvd., San Mateo, California 94404, serves as the investment manager for the Portfolio. Advisers is a wholly-owned subsidiary of Franklin Resources, Inc. ("Resources"), a publicly owned holding company, the principal shareholders of which are Charles B. Johnson and Rupert H. Johnson, Jr., who own approximately 20% and 16%, respectively, of Resources' outstanding shares. Resources is engaged in various aspects of the financial services industry through its various subsidiaries (the "Franklin Templeton Group"). Advisers acts as investment manager or administrator to 34 U.S. registered investment companies (116 separate series) with aggregate assets of over $76 billion.

Pursuant to the management agreement, Advisers supervises and implements the Portfolio's investment activities and provides certain administrative services and facilities which are necessary to conduct the Portfolio's business.

Under the management agreement, the Portfolio is obligated to pay Advisers a fee, computed daily and payable monthly, at the annual rate of 0.15% of the Portfolio's average daily net assets. The Portfolio is responsible for its own operating expenses, including, but not limited to: Advisers' fee; taxes, if any; legal and auditing fees; fees and costs of its custodian; the fees and expenses of trustees who are not members, of affiliated with or interested persons of advisers; salaries of any personnel not affiliated with Advisers; insurance premiums, trade association dues, and expenses of obtaining quotations for calculating the value of the Portfolio's net assets; printing and other expenses relating to the Portfolio's operations; filing fees; brokerage fees and commissions, if any; plus any extraordinary and non-recurring expenses.

Advisers has agreed in advance to waive a portion of its management fees. During the fiscal year ended June 30, 1995, the Portfolio's management fee, before any advance waiver, represented an amount equal to 0.15% of the average daily net assets of the Portfolio. Total operating expenses, including management fees before any advance waiver would have represented 0.16% of the average daily net assets of the Portfolio. Pursuant to an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling 0.14% of the average daily net assets of the Portfolio and operating expenses totaling 0.15%. This arrangement may be terminated by Advisers at any time.

It is not anticipated that the Portfolio will incur a significant amount of brokerage expenses because short-term money market instruments are generally traded on a "net" basis, that is, in principal transactions which involve the receipt by the broker of a spread between the bid and ask prices for the securities, and not the receipt of commissions. In the event that the Portfolio does participate in transactions involving brokerage commissions, it is the Manager's responsibility to select brokers through whom such transactions will be effected. The Manager would try to obtain the best execution on all such transactions. If it is felt that more than one broker would be able to provide the best execution, the Manager will consider the furnishing of quotations and of other market services, research, statistical and other data for the Manager and its affiliates, as well as the sale of shares of the Portfolio, as factors in selecting a broker. Further information is included under "Brokerage Allocation" in Part B.

Responses to Item 5(c) have been omitted pursuant to Instruction 3 to paragraph 5(c).

Shareholder accounting and many of the clerical functions for the Portfolio are performed by Franklin/Templeton Investor Services, Inc. ("Investor Services" or "Shareholder Services Agent"), 777 Mariners Island Blvd., San Mateo, CA 94404, in its capacity as transfer agent and dividend-paying agent. Investor Services is a wholly-owned subsidiary of Resources.



Item 5A. The response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

      Capital Stock and Other Securities

General Information

The Portfolio is a series of the Trust, an open-end management investment company, which is a Delaware business trust organized on June 16, 1992. The Agreement and Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share, which may be issued in any number of series. Currently, the Trust has two series: one series representing interests in the Portfolio and the other series representing interests in The U.S. Government Securities Money Market Portfolio. Shares issued will be fully paid and non-assessable and will have no preemptive, conversion, or sinking rights. Shares of each series have equal and exclusive rights as to dividends and distributions as declared by such series and the net assets of such series upon liquidation or dissolution.


The organization expenses of the Portfolio are being amortized over a period of five years from the effective date of the Trust's registration statement under the 1940 Act. In the event any initial shares of the Portfolio purchased by Resources are redeemed during the amortization period, such redemption will be reduced by a pro rata portion of any of the then unamortized organization expenses. Such portion is to be calculated by dividing the number of initial shares redeemed by the aggregate number of remaining initial shares at the time of redemption. Investors purchasing shares of the Portfolio during the amortization period bear such expenses only as they are amortized against the Portfolio's income.

Shares of each series have equal rights as to voting and vote separately as to issues affecting that series or the Trust unless otherwise permitted by the 1940 Act. Voting rights are noncumulative, so that in any election of trustees the holders of more than 50% of the Trust's total outstanding shares can elect all of the trustees if they choose to so do, and in such event the holders of the remaining shares voting will not be able to elect any person or persons to the Board. Meetings of shareholders may be called by the trustees in their discretion or by shareholders holding at least 10% of the outstanding shares of the Trust for the purpose of electing or removing trustees. Shareholders will receive assistance in communicating with other shareholders in connection with the election or removal of trustees, such as that provided in Section 16(c) of the 1940 Act.


Distributions To Shareholders

The Portfolio declares dividends for each day that the Portfolio's net asset value is calculated, payable to shareholders of record as of the close of business that day. The amount of dividends may fluctuate from day to day and dividends may be omitted on some days, depending on changes in the factors that comprise the Portfolio's net investment income. The Portfolio does not pay "interest" or guarantee any fixed rate of return on an investment in its shares.

Dividends are automatically reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash by notifying the Portfolio.

The daily dividend includes accrued interest and any original issue and market discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable net asset value per share) less amortization of any premium paid on the purchase of portfolio securities and the estimated expenses of the Portfolio.



The federal income tax treatment of dividends and distributions is the same whether received in cash or reinvested in Portfolio shares. (See "Taxation of the Portfolio and its Shareholders" below.)

Part B includes a further discussion of distributions under "Additional Information Regarding Distributions and Taxes."

Taxation of the Portfolio and its Shareholders

The following discussion reflects some of the tax considerations that affect mutual funds and their shareholders.

Each Portfolio is treated as a separate entity for federal income tax purposes. The Portfolio intends to continue to qualify for treatment as a regulated investment company under Subchapter M of the Code. By distributing all of its income and meeting certain other requirements relating to the sources of its income and diversification of its assets, the Portfolio will not be liable for federal income or excise taxes.

For federal income tax purposes, any income dividends received from the Portfolio, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether received in cash or in additional shares.

Since the Portfolio's income is derived from interest income and gain on the sale of portfolio securities rather than qualifying dividend income, no portion of the Portfolio's distributions will generally be eligible for the corporate dividends-received deduction.


The Portfolio will inform shareholders of the source of dividends and distributions at the time they are paid and will promptly after the close of each calendar year advise shareholders of the tax status for federal income tax purposes of such dividends and distributions.

Additional information in response to this item is contained under the discussion captioned "Tax Status" in Item 20 of Part B.

7. Purchase of Shares of the Portfolio

The Portfolio's shares have not been registered under the Securities Act of 1933, which means that the Portfolio's shares may not be sold publicly. The Portfolio may, however, sell its shares through private placements pursuant to available exemptions from that Act.

Shares of the Portfolio are sold only to other investment companies and certain institutional investors. All shares are sold at the net asset value (without a sales charge) next determined after the Portfolio receives the purchase order in proper form. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share). The Portfolio does not issue share certificates. The minimum initial investment is $5,000,000 with no minimum applicable to subsequent investments. The Portfolio reserves the right to waive the minimum investment requirements.

Shares may generally be purchased on business days except when the New York Stock Exchange (the "Exchange") is closed. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank System and the Portfolio's custodian are closed.

Valuation of Portfolio Shares

The net asset value per share of the Portfolio is determined as of 3:00 p.m. Pacific time each day that the Exchange is open for business and on those days on which there is a sufficient degree of trading in the Portfolio's portfolio securities that the net asset value of the Portfolio's shares may be affected.

The net asset value per share of the Portfolio is calculated by adding the value of all portfolio holdings and other assets, deducting the Portfolio's liabilities, and dividing the result by the number of Portfolio shares outstanding.

The valuation of portfolio securities held by the Portfolio is based upon their amortized cost value, which does not take into account unrealized capital gain or loss. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the investment. The Portfolio's use of amortized cost which facilitates the maintenance of the Portfolio's per share net asset value of $1.00 is permitted by Rule 2a-7. Further information is included under "Purchase, Redemption and Pricing of Securities Being Offered" in Part B.

      Redemption or Repurchase

How to Sell Shares of the Portfolio

As stated under "Purchase of Shares of the Portfolio" above, the Portfolio's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act. Redemption of shares is not a sale under that Act, and therefore shareholders are not restricted in redeeming their shares.

Redemptions are processed on any day on which the Portfolio is open for business except for those days that the Federal Reserve Bank System and the Portfolio's custodian are closed and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in proper form.

Payment for redeemed shares is made promptly, but not later than seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the Portfolio's custodian are closed. In addition, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Redemptions are taxable events, and the amount received may be more or less than the amount invested by the shareholder, depending on the fluctuations in the market value of the assets owned by the Portfolio.

      Pending Legal Proceedings

      Not Applicable


Part B:

10.   Cover Page

      Not Applicable

11.   Table of Contents

      Not Applicable

12.   General Information and History

      Not Applicable

13.   Investment Objective and Policies


As noted in response to Item 4, the Portfolio's investment objective is high current income consistent with capital preservation and liquidity. In addition to the policies stated in response to Item 4, the following restrictions (except as noted) have been adopted as fundamental policies for the Portfolio, which means that they may not be changed without the approval of a majority of the Portfolio's outstanding voting securities.
Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of the portfolio means the affirmative vote of the lesser of (i) more than 50% of the outstanding voting securities of the Portfolio, or (ii) 67% or more of the voting securities present at a meeting if the holders if more than 50% of the outstanding shares of the Portfolio are represented at that meeting. The Portfolio may not:


(1) Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 5% of the total asset value.

(2) Make loans, except (a) through the purchase of debt securities in accordance with the investment objectives and policies of the Portfolio, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or (c) by the loan of its portfolio securities in accordance with the policies described above.

(3)   Invest in any issuer for purposes of exercising control or management.

(4) Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

(5) Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Portfolio would be invested in such securities or repurchase agreements.

(6) Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

(7) Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. This prohibition does not apply where the policies of the Portfolio as described in Part A specify otherwise.

(8) Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

(9) Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or investment adviser own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

(10) Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

(11) Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

If a percentage restriction contained herein is adhered to at the time of investment, a later increase or decrease in the percentage resulting from a change in the value of portfolio securities or the amount of the Portfolio's assets will not be considered a violation of any of the foregoing restrictions.

In addition to these fundamental policies, it is the present policy of the Portfolio (which may be changed without the approval of shareholders) not to invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development.

14.   Management of the Registrant

Officers and Trustees

The Board of Trustees (the "board") has the responsibility for the overall management of the Portfolio, including general supervision and review of its investment activities. The trustees, in turn, elect the officers of the Trust who are responsible for administering the day-to-day operations of the Portfolio. The affiliations of the officers and trustees and their principal occupations for the past five years are listed below. Trustees who are deemed to be "interested persons" as defined in the Investment Company Act of 1940, as amended (the "1940 Act") are indicated by an asterisk (*).

                        Positions and Offices   Principal Occupations
Name and Address        with the Trust          During Past Five Years

Frank H. Abbott, III (74)
1045 Sansome St.
San Francisco, CA 94111

Trustee

President and Director, Abbott Corporation (an investment company); and director, trustee or managing general partner, as the case may be, of 31 of the investment companies in the Franklin Group of Funds.

Harris J. Ashton (63)
General Host Corporation
Metro Center, 1 Station Place
Stamford, CT 06904-2045

Trustee

President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers); Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods; and director, trustee or managing general partner, as the case may be, of 56 of the investment companies in the Franklin Templeton Group of Funds.

S. Joseph Fortunato (63)
Park Avenue at Morris County
P. O. Box 1945
Morristown, NJ 07962-1945

Trustee

Member of the law firm of Pitney, Hardin, Kipp & Szuch; Director of General Host Corporation; director, trustee or managing general partner, as the case may be, of 58 of the investment companies in the Franklin Templeton Group of Funds.

David W. Garbellano (80)
111 New Montgomery St., #402
San Francisco, CA 94105

Trustee

Private Investor; Assistant Secretary/Treasurer and Director, Berkeley Science Corporation (a venture capital company); and director, trustee or managing general partner, as the case may be, of 30 of the investment companies in the Franklin Group of Funds.

*Charles B. Johnson (62)
777 Mariners Island Blvd.
San Mateo, CA 94404

Chairman of the Board and Trustee

President and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and General Host Corporation; and officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 57 of the investment companies in the Franklin Templeton Group of Funds.

*Charles E. Johnson (39)
777 Mariners Island Blvd.
San Mateo CA 94404

President and Trustee

Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc. and Franklin Institutional Services Corporation; officer and/or director, as the case may be, of some of the subsidiaries of Franklin Resources, Inc. and officer and/or director or trustee, as the case may be, of 24 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (55)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Trustee

Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 43 of the investment companies in the Franklin Templeton Group of Funds.

Frank W. T. LaHaye (66)
20833 Stevens Creek Blvd.
Suite 102
Cupertino, CA 95014

Trustee

General Partner, Peregrine Associates and Miller & LaHaye, which are General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director, Quarterdeck Office Systems, Inc.; Director, FischerImaging Corporation; and director or trustee, as the case may be, of 26 of the investment companies in the Franklin Group of Funds.

Gordon S. Macklin (67)
8212 Burning Tree Road
Bethesda, MD 20817

Trustee

Chairman, White River Corporation (information services); Director, Fund American Enterprises Holdings, Inc., Lockheed Martin Corporation, MCI Communications Corporation, MedImmune, Inc. (biotechnology), InfoVest Corporation (information services), and Fusion Systems Corporation (industrial technology); and director, trustee or managing general partner, as the case may be, of 53 of the investment companies in the Franklin Templeton Group of Funds; and formerly held the following positions:
Chairman, Hambrecht and Quist Group; Director, H & Q Healthcare Investors; and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (50)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Executive Vice President, Secretary and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; officer and/or director, as the case may be, of other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee of 43 of the investment companies in the Franklin Templeton Group of Funds.

Kenneth V. Domingues (63)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President - Financial Reporting and Accounting Standards

Senior Vice President, Franklin Resources, Inc., Franklin Advisers, Inc., and Franklin Templeton Distributors, Inc.; officer and/or director, as the case may be, of other subsidiaries of Franklin Resources, Inc.; and officer and/or managing general partner, as the case may be, of 37 of the investment companies in the Franklin Group of Funds.

Martin L. Flanagan (35)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Chief Financial Officer

Senior Vice President, Chief Financial Officer and Treasurer, Franklin Resources, Inc.; Executive Vice President, Templeton Worldwide, Inc.; Senior Vice President and Treasurer, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Senior Vice President, Franklin/Templeton Investor Services, Inc.; officer of most other subsidiaries of Franklin Resources, Inc.; and officer of 61 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (46)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Secretary

Senior Vice President - Legal, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; Vice President, Franklin Advisers, Inc. and officer of 37 of the investment companies in the Franklin Group of Funds.

Diomedes Loo-Tam (56)
777 Mariners Island Blvd.
San Mateo, CA 94404

Treasurer and Principal Accounting Officer

Employee of Franklin Advisers, Inc.; and officer of 37 of the investment companies in the Franklin Group of Funds.

Edward V. McVey (58)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President/National Sales Manager, Franklin Templeton
Distributors, Inc.; and officer of 32 of the investment companies in the Franklin Group of Funds.

R. Martin Wiskemann (68)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President, Portfolio Manager and Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Management, Inc.; Vice President, Treasurer and Director, ILA Financial Services, Inc. and Arizona Life Insurance Company of America; and officer and/or director, as the case may be, of 20 of the investment companies in the Franklin Group of Funds.

Trustees not affiliated with the Portfolio's investment manager are currently paid fees of $50 per month plus $50 per meeting attended. As indicated above, certain of the Trust's nonaffiliated trustees also serve as directors, trustees or managing general partners of other investment companies in the Franklin Group of Funds(R) and the Templeton Group (the "Franklin Templeton Group of Funds") from which they may receive fees for their services. The following table indicates the total fees paid to nonaffiliated Trustees by the Trust and by other funds in the Franklin Templeton Group of Funds.



                                                                  Number of Boards in
                                                                  the  Franklin
                                             Total Fees Received  Templeton Group of
                                             from the Franklin    Funds on Which Each
                            Total Fees       Templeton Group of   Serves***
                            Received from    Funds**
Name                        Trust*
Frank H. Abbott, III        1,200            $176,870             31
Harris J. Ashton            1,200             318,125             56
S. Joseph Fortunato         1,200             334,265             58
David Garbellano            1,200             153,300             30
Frank W.T. LaHaye           1,150             150,817             26
Gordon S. Macklin           1,200             301,885             53



*   For the fiscal year ended June 30, 1995.
**  For the calendar year ended December 31, 1994.
*** The number of boards is based on the number of registered investment companies in the Franklin Templeton Group of Funds and does not include the total number of series or funds within each investment company for which the directors are responsible. The Franklin Templeton Group of Funds currently includes 61 registered investment companies, consisting of more than 162 U.S. based funds or series.

Nonaffiliated directors are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director, trustee or managing general partner. No officer or trustee received any other compensation directly from the Trust. Certain officers or trustees who are shareholders of Franklin Resources, Inc. may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are brothers, and the father and uncle, respectively, of Charles E. Johnson.

15.   Control Persons and Principal Holders of Securities

As of October 6, 1995, the Portfolio's principal shareholders, beneficial or of record, and their address and the amount of share ownership were the Money Market Portfolio, a series of Institutional Fiduciary Trust, 777 Mariners Island Blvd., San Mateo, CA 94404, which held of record 315,399,209.531 shares or 22.74% and the Franklin Money Fund, 777 Mariners Island Blvd., San Mateo, CA 94404, which held of record 1,056,633,038.75 shares or 76.20%.


16.   Investment Advisory and Other Services

Investment Advisory and Other Services The Portfolio's investment manager is Franklin Advisers, Inc. ("Advisers" or "Manager"). Advisers is a wholly-owned subsidiary of Franklin Resources, Inc. ("Resources"), a publicly owned holding company whose shares are listed on the New York Stock Exchange ("Exchange"). Charles B. Johnson and Rupert H. Johnson, Jr. are principal shareholders of Resources and own approximately 20% and 16%, respectively, of Resources' outstanding shares. Resources owns several other subsidiaries which are involved in investment management and shareholder services. The Manager and other subsidiary companies of Resources currently manage over $129 billion in assets for more than 3.8 million shareholders and others. The preceding table indicates those officers and trustees who are also affiliated persons of Advisers.

Pursuant to the management agreement, Advisers provides investment research and portfolio management services, including the selection of securities for the Portfolio to purchase, hold or sell, and the selection of brokers-dealers through whom the Portfolio's security transactions are executed. Advisers' activities are subject to the review and supervision of the Trust's Board to whom Advisers renders periodic reports of the investment activities of the Portfolio. Under the terms of the management agreement, Advisers furnishes the Portfolio with office space and office furnishings, facilities and equipment required for managing the business affairs of the Portfolio; maintains all internal bookkeeping, clerical, secretarial and administrative personnel and services; and provides certain telephone and other mechanical services. Advisers is covered by fidelity insurance on its officers, directors and employees for the protection of the Trust. The Portfolio is obligated to pay the Manager a fee, computed daily and payable monthly, at the annual rate of .15% of the average daily net assets of the Portfolio.

See the Statement of Operations in the financial statements included in the Annual Report for details of these expenses.

The management agreement specifies that the management fee will be reduced to the extent necessary to comply with the most stringent limits on the expenses which may be borne by the Portfolio as prescribed by any state in which the Portfolio's shares are offered for sale. The most stringent current state restriction limits a fund's allowable aggregate operating expenses (excluding interest, taxes, brokerage commissions and extraordinary expenses such as litigation costs) in any fiscal year to 2.5% of the first $30 million of average net assets of the Portfolio, 2% of the next $70 million of average net assets of the Portfolio and 1.5% of average net assets of the Portfolio in excess of $100 million. Expense reductions have not been necessary based on state requirements.

As noted in the Part A, Advisers has agreed in advance to limit its management fees from the Portfolio. The management fee which would have been incurred by the Portfolio, absent a fee reduction by Advisers, for the period from July 28, 1992 (effective date of registration) through June 30, 1993 and for the fiscal year ended June 30, 1994 and June 30, 1995, the management fees the Portfolio was contractually obligated to pay the Manager were $272,196, $463,296 and $1,823,637 respectively. The management fees actually paid by the Portfolio for the same periods were 229,483, $415,665 and $1,730,028 respectively.

The management agreement for the Portfolio is in effect until February 28, 1996. Thereafter, it may continue in effect for successive annual periods, provided such continuance is specifically approved at least annually by a vote of the Board or, as to the Portfolio, by a vote of the holders of a majority of the Portfolio's outstanding voting securities, and in either event by a majority of the trustees who are not parties to the management agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for that purpose. The management agreement may be terminated without penalty at any time by the Portfolio or by the Manager on 30-days' written notice and will automatically terminate in the event of its assignment as defined in the 1940 Act.


Franklin/Templeton Investor Services, Inc. ("Investor Services" or "Shareholder Services Agent"), a wholly-owned subsidiary of Resources, is the shareholder servicing agent for the Portfolio and acts as the Portfolio's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account.

Bank of America NT & SA, 555 California Street, 4th Floor, San Francisco, California 94104, and Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260, act as custodians of the securities and other assets of the Portfolio. Citibank Delaware, One Penn's Way, New Castle, Delaware 19720, acts as custodian in connection with transfer services through bank automated clearing houses. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

Coopers & Lybrand, 333 Market Street, San Francisco, California 94105, are the Trust's independent auditors. During the fiscal year ended June 30, 1995, their auditing services consisted of rendering an opinion on the Portfolio's financial statements included in the Trust's Annual Report.


17.   Brokerage Allocation

Execution of Portfolio Transactions

As noted in Part A, since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs or transfer taxes.

Advisers makes the investment decisions and arranges for the placement of buy and sell orders and the execution of portfolio transactions for the Portfolio. In executing portfolio transactions, the Manager seeks the most favorable prices consistent with the best execution of the orders. So long as the Manager believes it is obtaining the best execution, it will give consideration in placing portfolio transactions with broker-dealers furnishing research, statistical or factual information, or wire or other services to the Portfolio or the Manager, including appraisals or valuations of portfolio securities of the Portfolio. While the information and services provided by broker-dealers are useful in varying degrees and would generally reduce the amount of research or services otherwise performed by the Manager and thus reduce its expenses, they are of indeterminable value and will not reduce the management fees payable to the Manager by the Portfolio.

Depending on the Manager's view of market conditions, the Portfolio may or may not purchase securities with the expectation of holding them to maturity, although the Portfolio's general policy is to hold securities to maturity. The Portfolio may, however, sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer.


Purchases of portfolio securities may be made directly from issuers or from underwriters. Where possible, purchase and sale transactions will be effected through dealers (including banks) which specialize in the types of securities which the Portfolio will be holding, unless better executions are available elsewhere. Dealers and underwriters usually act as principal for their own account. Purchases from underwriters will include a concession paid by the issuer to the underwriter, and purchases from dealers will include the spread between the bid and the ask price. If the execution and price offered by more than one dealer or underwriter are comparable, the order may be allocated to a dealer or underwriter which has provided such research or other services as mentioned above. No broker or dealer affiliated with the Portfolio or with the Manager may purchase securities from, or sell securities to, the Portfolio.

If purchases or sales of securities of the Portfolio and one or more other investment companies or clients supervised by the Manager are considered at or about the same time, transactions in such securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the Manager, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. It is recognized that in some cases this procedure could possibly have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Portfolio.

During the period from July 28, 1992 (effective date of registration) through June 30, 1993, and during the fiscal year ended June 30, 1994 and June 30, 1995 the Portfolio paid no brokerage commissions. As of June 30, 1995 the Portfolio did not own securities of its regular broker-dealers.


Franklin/Templeton Distributors, Inc. ("Distributors"), an affiliate of Advisers, is a member of the National Association of Securities Dealers, Inc., and it may sometimes be entitled to obtain certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. Accordingly, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable by the Portfolio under the management agreement will be reduced by the amount of any tender fees received by Distributors in cash, less certain costs and expenses incurred in connection therewith.

18.   Capital Stock and Other Securities

The information provided in response to this item is in addition to the information provided in response to Item 4 in Part A.

All shares of each series of the Trust have equal voting, dividend and liquidation rights. Shares of each series vote separately as to issues affecting that series, or the Trust, unless otherwise permitted by the 1940 Act. The shares have noncumulative voting rights, so that in any election of trustees the holders of more than 50% of the Trust's total outstanding shares can elect 100% of the trustees if they choose to do so, and in such event the holders of the remaining shares voting will not be able to elect any person or persons to the Board. Shares have no preemptive, subscription or conversion rights.

The Portfolio does not intend to hold annual meetings; it may, however, hold a meeting for such purposes as changing fundamental investment restrictions, approving a new management agreement or any other matters which are required to be acted on by shareholders under the 1940 Act. A meeting may also be called by a majority of the Board or by shareholders holding at least ten
percent of the shares entitled to vote at the meeting.   Shareholders will
receive assistance in communicating with other shareholders in connection with the election or removal of trustees similar to the provisions contained in Section 16(c) of the 1940 Act.

Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and capital gain distributions, are generally credited to an account in the name of an investor on the books of the Portfolio.

Shareholders will receive confirmation statements each time there is a transaction which affects an account, including the reinvestment of dividends. These statements will also show the total number of Portfolio shares owned by a shareholder, including the number of shares in "plan balance" for the account of the shareholder.

SHAREHOLDERS MAY RELY ON THE CONFIRMATION STATEMENTS IN LIEU OF CERTIFICATES WHICH ARE NOT NECESSARY. CERTIFICATES REPRESENTING SHARES OF THE PORTFOLIO WILL NOT BE ISSUED.

The Portfolio reserves the right to redeem, at net asset value, shares of any shareholder whose account has a value of less than $1,000,000, but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares and has been inactive (except for the reinvestment of distributions) for a period of at least six months, provided advance notice is given to the shareholder.

An investment in the Portfolio is not a deposit insured by the Federal Deposit Insurance Corporation ("FDIC") and is not an obligation of or guaranteed by any bank.

19. Purchase, Redemption and Pricing of Securities Being Offered

The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part A.

Calculation of Net Asset Value

As noted in Part A, the net asset value per share for purposes of both the purchase and redemption of shares is determined by the Portfolio on each day that the Exchange is open for business. Valuation is currently made as of 3:00 p.m. Pacific time. As of the date hereof, the Portfolio is informed that the Exchange intends to close in observance of the following holiday: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Net asset value per share of the Portfolio, is calculated by adding the value of all securities and other assets in the portfolio, deducting its liabilities, and dividing by the number of shares outstanding.


The valuation of the Portfolio's portfolio securities (including any securities held in a separate account maintained for when-issued securities) is based upon their amortized cost which does not take into account unrealized capital gains or losses. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Portfolio computed as described above may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Portfolio resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher yield than would result from investment in a fund utilizing solely market values, and existing investors in the Portfolio would receive less investment income. The converse would apply in a period of rising interest rates.

The Portfolio's use of amortized cost which facilitates the maintenance of the Portfolio's per share net asset value of $1.00 is permitted by a rule adopted by the SEC. Pursuant to this rule, the Portfolio must adhere to certain conditions. The Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, only purchase instruments having remaining maturities of 397 calendar days or less, and invest only in those U.S. dollar-denominated instruments that the Board determines present minimal credit risks and which are, as required by the federal securities laws, rated in one of the two highest rating categories as determined by nationally recognized statistical rating organizations, instruments deemed comparable in quality to such rated instruments, or instruments, the issuers of which, with respect to an outstanding issue of short-term debt that is comparable in priority and protection, have received a rating within the two highest categories of nationally recognized statistical rating organizations. Securities subject to floating or variable interest rates with demand features in compliance with applicable rules of the SEC may have stated maturities in excess of one year. The trustees have established procedures designed to stabilize, to the extent reasonably possible, the Portfolio's price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures will include review of the portfolio holdings by the trustees, at such intervals as they may deem appropriate, to determine whether the Portfolio's net asset value calculated by using available market quotations deviates from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the trustees. If such deviation exceeds 1/2 of 1%, the trustees will promptly consider what action, if any, will be initiated. In the event the trustees determine that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, they will take such corrective action as they regard as necessary and appropriate, which may include the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redemptions of shares in kind, or establishing a net asset value per share by using available market quotations.

Additional Information Regarding Purchases and Redemptions of Fund Shares

The purchase price for shares of the Portfolio is at net asset value of such shares next determined after receipt and acceptance of purchase order in proper form. Once shares of the Portfolio are purchased, they begin earning income immediately, and income dividends will start being credited to the investor's account on the day following the effective date of purchase and continue through the day all shares in the account are redeemed.


Payments transmitted by wire and received by the custodian and reported by it to the Portfolio prior to 3:00 p.m. Pacific time on any business day are normally effective on the same day as received, provided the Portfolio is timely notified. Wire payments received or reported by the custodian to the Portfolio after that time will be effective on the next business day. Payments transmitted by check or other negotiable bank draft will normally be effective within two business days for checks drawn on a member bank of the Federal Reserve System, and longer for most other checks.

All purchases of shares of the Portfolio are credited to the shareholder in full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share) in an account maintained for the shareholder by the Portfolio's transfer agent. To open an account in the name of a corporation, a resolution of the corporation's board of directors will be required.


The Trust reserves the right to reject any order for the purchase of shares of the Portfolio and to waive minimum investment requirements. In addition, the offering of shares of the Portfolio may be suspended by the Trust at any time and resumed at any time thereafter.


Redemptions will be made in cash at net asset value per share next determined after receipt by the Portfolio of a redemption request in proper form, including all share certificates, share assignments, signature guarantees, and other documentation as may be required by the transfer agent. The amount received upon redemption may be more or less than the shareholder's original investment.

The Portfolio will make payment for all redemptions within seven days after receipt of such redemption request in proper form. The Portfolio reserves the right, however, to suspend redemptions or postpone the date of payment (1) for any periods during which the Exchange is closed (other than the customary weekend and holiday closings); (2) when trading in the markets the Portfolio usually utilizes is restricted or an emergency exists, as determined by the Securities and Exchange Commission ("SEC"), so that disposal of portfolio securities or valuation of net assets of the Portfolio is not reasonably practicable; or (3) for such other period as the SEC, by order, may permit for the protection of the Portfolio's shareholders. At various times, the Portfolio may be requested to redeem shares for which it has not yet received proper payment. Accordingly, the Portfolio may delay the sending of redemption proceeds until such time as it has assured itself that proper payment has been collected for the purchase of such shares.

Redemptions in Kind

The Portfolio has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Portfolio's net assets at the beginning of such period. Such commitment is irrevocable without the prior approval of the SEC. In the case of requests for redemption in excess of such amounts, the trustees reserve the right to make payments in whole or in part in securities or other assets of the Portfolio from which the shareholder is redeeming in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing shareholders of the Portfolio. In such circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets. Should the Portfolio do so, a shareholder may incur brokerage fees in converting the securities to cash.

Redemptions by the Portfolio

The Portfolio reserves the right to redeem, involuntarily, at net asset value, the shares of any shareholder whose account has a value of less than a minimum amount, but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares. Until further notice, it is the present policy of the Portfolio not to exercise this right with respect to any shareholder whose account has a value of $1,000,000 or more. In any event, before the Portfolio redeems such shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and allow the shareholder 30 days to make an additional investment in an amount which will increase the value of the account to at least $1,000,000.


Reinvestment Date

The dividend reinvestment date is the date on which additional shares are purchased for the investor who has elected to have dividends reinvested. This date will vary from month to month based on operational considerations and is not necessarily the same date as the record date or the payable date for cash dividends.

20.   Tax Status

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.

As stated in response to Item 6, the Portfolio has elected to be treated as a regulated investment company under Subchapter M of the Code (the "Code"). The trustees reserve the right not to maintain the qualification of the Portfolio as a regulated investment company if they determine such course of action to be beneficial to shareholders. In such case, the Portfolio will be subject to federal and possibly state corporate taxes on its taxable income and gains, and distributions to shareholders will be ordinary dividend income to the extent of the Portfolio's available earnings and profits.


The Code requires all funds to distribute at least 98% of their taxable ordinary income earned during the calendar year and at least 98% of their capital gain net income earned during the twelve-month period ending October 31 of each year (in addition to amounts from the prior year that were neither distributed nor taxed to the Portfolio) to shareholders by December 31 of
each year in order to avoid the imposition of a federal excise tax.   Under
these rules, certain distributions which are declared in October, November or December but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for tax purposes as if paid by the Portfolio and received by the shareholder on December 31 of the calendar year in which they are declared. The Portfolio intends, as a matter of policy, to declare and pay such dividends, if any, in December to avoid the imposition of this tax, but does not guarantee that its distributions will be sufficient to avoid any or all federal excise taxes.

The Portfolio's investments are composed of short-term securities under normal circumstances and thus the Portfolio does not expect to realize any long-term capital gains or losses. Any net short-term capital gain which is realized by the Portfolio and not included in the daily dividend (adjusted for any daily amounts of unrealized appreciation or depreciation reported above and taking into account any capital loss carryovers) may generally be distributed at least once each year and may be distributed more frequently if necessary in order to avoid federal excise taxes. Any capital gain distributions will also be reinvested in the form of additional Portfolio shares at net asset value, unless the shareholder has previously notified the Portfolio or its transfer agent to have them paid in cash.

Distributions derived from the excess of net long-term capital gain over net short-term capital loss are treated as long-term capital gain regardless of the length of time Portfolio shares have been owned and regardless of whether received in cash or in additional shares.

The sale of shares of the Portfolio, either by redemption or exchange, is a taxable event and may result in a capital gain or loss. Any loss incurred on the sale of the Portfolio's shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares. Since, however, the Portfolio seeks to maintain a stable $1.00 per share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon sale.


21.   Underwriters

      Not Applicable

22.   Calculation of Performance Data

      Not Applicable

23.   Financial Statements

The audited financial statement of the portfolio contained in the Annual Report dated June 30, 1995, including the auditors report, are incorporated herein by reference.


Appendix

A-1, A-2 and Prime-1, Prime-2
Commercial Paper Ratings:

Commercial paper rated by Standard & Poor's Corporation has the following characteristics: Liquidity ratios are adequate to meet cash requirements. Long-term senior debt is rated "A" or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow have an upward trend with allowance made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry. The reliability and quality of management are unquestioned. Relative strength or weakness of the above factors determines whether the issuer's commercial paper is rated A-1 or A-2.

The ratings Prime-1 and Prime-2 are the two highest commercial paper ratings assigned by Moody's Investor Services, Inc. ("Moody's"). Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and customer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations. Relative strength or weakness of the above factors determines whether the issuer's commercial paper is rated Prime-1 or Prime-2.

Description of Moody's Corporate and Municipal Bond Ratings

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

Note: Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond ratings. The modifier 1 indicates that the security ranks in the higher end of its generic rating category. The modifier 2 indicates a mid-range ranking; and modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Description of S&P Corporate and Municipal Bond Ratings

AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

AA - Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong and, in the majority of instances, they differ from AAA issues only in small degree.

Note: The S&P ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Description of Municipal Notes

Moody's

Moody's ratings for state and municipal and other short-term obligations will be designated Moody's Investment Grade ("MIG"). This distinction is in recognition of the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short-term borrowing, while various factors of the first importance in long-term borrowing risk are of lesser importance in the short run. Symbols used will be as follows:

MIG-1 - Notes are of the best quality enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG-2 - Notes are of high quality, with margins of protection ample, although not so large as in the preceding group.

S&P

Until June 29, 1984, S&P used the same rating symbols for notes and bonds. After June 29, 1984, for new municipal note issues due in three years or less the ratings below usually will be assigned. Notes maturing beyond three years will most likely receive a bond rating of the type recited above.

SP-1: Issues carrying this designation have a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

SP-2: Issues carrying this designation have a satisfactory capacity to pay principal and interest.







THE MONEY MARKET PORTFOLIOS
The U.S. Government Securities Money Market Portfolio

FORM N-1A, Part A:

Item

Responses to Items 1 through 3 have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

   General Description of Registrant

About the Portfolio

The U.S. Government Securities Money Market Portfolio ("Portfolio") is one of two no-load, open-end, diversified series of The Money Market Portfolios (the "Trust"), a management investment company, or mutual fund, is a Delaware business trust organized on June 16, 1992 and registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's other series is The Money Market Portfolio. Both series issue shares of beneficial interest with a par value of $.01 per share without any sales charge and seek to maintain a stable net asset value of $1.00.

An investment in the Portfolio is neither insured nor guaranteed by the U.S. Government. There can be no assurance that the Portfolio will be able to maintain a stable net asset value of $1.00.


Shares of the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, any bank; further, such shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency. Shares of the Portfolio involve investment risks, including the possible loss of principal.

Investment Objective and Policies of the Portfolio

The Portfolio's investment objective is to obtain as high a level of current income (in the context of the type of investments available to the Portfolio) as is consistent with capital preservation and liquidity. The investment objective is a fundamental policy of the Portfolio and may not be changed without shareholder approval. In seeking to achieve its objective, the Portfolio invests all of its assets in marketable securities issued or guaranteed by the U.S. government, by various agencies of the U.S. government and by various instrumentalities which have been established or sponsored by the U.S. government and by investing in repurchase agreements with respect to obligations issued or guaranteed by the U.S. government and supported by the full faith and credit of the U.S. As with any other investment, there is no assurance that the Portfolio's objective will be achieved.
Quality, Diversification and Maturity Standards. In accordance with procedures adopted pursuant to Rule 2a-7 under the 1940 Act, the Portfolio, as a matter of fundamental policy, limits its investments to U.S. government securities (as defined below) or U.S. dollar-denominated instruments which the Board of Trustees (the "Board") determines present minimal credit risks and which are, as required by the federal securities laws, rated in one of the two highest rating categories as determined by nationally recognized statistical rating organizations, or which are unrated and of comparable quality, with remaining maturities of 397 calendar days or less ("Eligible Securities"). The Portfolio maintains a dollar-weighted average maturity of the securities in its portfolio of 90 days or less. The Portfolio will not invest more than 5% of its total assets in Eligible Securities of a single issuer, other than U.S. government securities, rated in the highest category by the requisite number of rating organizations, except that the Portfolio may exceed that limit as permitted by Rule 2a-7 for a period of up to three business days; and the Portfolio will not invest (a) the greater of 1% of the Portfolio's total assets or $1 million in Eligible Securities issued by a single issuer rated in the second highest category; and (b) more than 5% of its total assets in Eligible Securities of all issuers rated in the second highest category. See Part B for a description of ratings.

Because the Portfolio limits its investments to high quality securities, its portfolio will generally earn lower yields than if it purchased securities with a lower rating and correspondingly higher expected rate of return.

U.S. Government Securities. The Portfolio may invest only in marketable securities issued or guaranteed by the U.S. government, its agencies, or by various instrumentalities which have been established or sponsored by the U.S. government or in repurchase agreements (as described below) collateralized by such securities. As a fundamental policy, subject to change only by shareholder approval, the Portfolio will invest only in obligations, including U.S. Treasury bills, notes, bonds and securities of the Government National Mortgage Association (popularly called "GNMAs" or "Ginnie Maes") and the Federal Housing Administration, which are issued or guaranteed by the U.S. government or which carry a guarantee that is supported by the full faith and credit of the U.S. government. Repurchase agreements with respect to obligations issued or guaranteed by the U.S. government and supported by the full faith and credit of the U.S. government are included within this fundamental policy.

At the present time, it is the Portfolio's policy to limit its investments to U.S. Treasury bills, notes and bonds and to repurchase agreements collateralized only by such securities. This policy may only be changed upon 30-days' written notice to shareholders and to the National Association of Insurance Commissioners.

Repurchase Agreements. The Portfolio may engage in repurchase transactions, in which the Portfolio purchases a U.S. government security subject to resale to a bank or dealer at an agreed-upon price and date. The transaction requires the collateralization of the seller's obligation by the transfer of securities with an initial market value, including accrued interest, equal to at least 102% of the dollar amount invested by the Portfolio in each agreement, with the value of the underlying securities marked-to-market daily to maintain coverage of at least 100%. A default by the seller might cause the Portfolio to experience a loss or delay in the liquidation of the collateral securing the repurchase agreement. The Portfolio might also incur disposition costs in liquidating the collateral. The Portfolio intends to enter into repurchase agreements only with financial institutions such as broker-dealers and banks which are deemed creditworthy by the Portfolio's investment manager. A repurchase agreement is deemed to be a loan under the 1940 Act. The U.S. government security subject to resale (the collateral) will be held on behalf of the Portfolio by a custodian approved by the Board and will be held pursuant to a written agreement.


The Portfolio may not enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the market value of the Portfolio's total assets would be invested in such repurchase agreements, together with any other investment the Portfolio may hold for which market quotations are not readily available. Securities subject to repurchase agreements will be deemed to have a maturity date coincident with the date upon which the Portfolio has agreed to resell such securities.

Other Policies

The Portfolio may borrow from banks, for temporary emergency purposes only, and pledge its assets for such loans, up to 10% of the Portfolio's total net assets. No new investment will be made by the Portfolio while any outstanding loans exceed 5% of its total net assets.

Depending on its view of market conditions and cash requirements, the Portfolio may or may not hold securities purchased until maturity. The yield on certain instruments held by the Portfolio may decline if withdrawn prior to maturity.

Whenever the Portfolio's investment manager believes market conditions are such that yields could be increased by actively trading the portfolio securities to take advantage of short-term market variations, the Portfolio may do so without restriction or limitation (subject to the tax requirements for qualification as a regulated investment company). This practice will not likely have an adverse impact on the Portfolios income or net asset value, as brokerage commissions are not normally charged on the purchase or sale of money market instruments.

As approved by the Board and subject to the following conditions, the Portfolio may lend its portfolio securities to qualified securities dealers or other institutional investors, provided that such loans do not exceed 10% of the value of the Portfolio's total assets at the time of the most recent loan, and further provided that the borrower deposits 102% collateral for the benefit of the Portfolio. The lending of securities is a common practice in the securities industry. The Portfolio will engage in security loan arrangements with the primary objective of increasing the Portfolio's income either through investing cash collateral in short-term, interest bearing obligations or by receiving loan premiums from the borrower. The Portfolio will continue to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.

The investment objective and policies stated above may not be changed without shareholder approval. The Portfolio may not invest in securities other than the types of securities listed above and is subject to other specific investment restrictions as detailed under "Investment Objective and Policies" in response to Item 13 of Part B.


      Management of the Fund

Management of the Portfolio

The Board has the primary responsibility for the overall management of the Portfolio and for electing the officers of the Trust who are responsible for administering its day-to-day operations. For information concerning the officers and trustees of the Portfolios, see "Officers and Trustees" in Part B.

Franklin Advisers, Inc. ("Advisers" or "Manager"), 777 Mariners Island Blvd., San Mateo, California 94404, serves as the investment manager for the Portfolio and for the Trust's other series. Advisers is a wholly-owned subsidiary of Franklin Resources, Inc. ("Resources"), a publicly owned holding company, the principal shareholders of which are Charles B. Johnson and Rupert H. Johnson, Jr. who own approximately 20% and 16% respectively, of Resources' outstanding shares. Resources is engaged in various aspects of the financial services industry through its various subsidiaries (the "Franklin Templeton Group"). Advisers acts as investment manager or administrator to 34 U.S. registered investment companies (116 separate series) with aggregate assets of over $76 billion.

Pursuant to the management agreement, the Manager supervises and implements the Portfolio's investment activities and provides certain administrative services and facilities which are necessary to conduct the Portfolio's business.

Under the management agreement, the Portfolio is obligated to pay the Manager a fee, computed daily and payable monthly, at the annual rate of 0.15% of the Portfolio's average daily net assets. The Portfolio is responsible for its own operating expenses, including , but not limited to: Advisers' fee; taxes, if any; legal and auditing fees; fees and costs of its custodian; the fees and expenses of trustees who are not members of, affiliated with or interested persons of Advisers; insurance premiums, trade association dues, and expenses of obtaining quotations for calculating the value of the Portfolio's net assets; printing and other expenses relating to the Portfolio's operations; filing fees; brokerage fees and commissions, if any; plus any extraordinary and non-recurring expenses.

Advisers has agreed in advance to waive a portion of its management fees. During the fiscal year ended June 30, 1995, the Portfolio's management fee, before any advance waiver, represented an amount equal to 0.15% of the average daily net assets of the Portfolio. Total operating expenses, including management fees before any advance waiver would have represented 0.16% of the average daily net assets of the Portfolio. Pursuant to an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling 0.14% of the average daily net assets of the Portfolio and operating expenses totaling 0.15%. This arrangement may be terminated by Advisers at any time.

It is not anticipated that the Portfolio will incur a significant amount of brokerage expenses because short-term money market instruments are generally traded on a "net" basis, that is, in principal transactions which involve the receipt by the broker of a spread between the bid and ask prices for the securities, and not the receipt of commissions. In the event that the Portfolio does participate in transactions involving brokerage commissions, it is the Manager's responsibility to select brokers through whom such transactions will be effected. The Manager would try to obtain the best execution on all such transactions. If it is felt that more than one broker would be able to provide the best execution, the Manager will consider the furnishing of quotations and of other market services, research, statistical and other data for the Manager and its affiliates, as well as the sale of shares of the Portfolio, as factors in selecting a broker. Further information is included under "Brokerage Allocation" in Part B.


Responses to Item 5(c) have been omitted pursuant to Instruction 3 to paragraph 5(c).

Shareholder accounting and many of the clerical functions for the Portfolio are performed by Franklin/Templeton Investor Services, Inc. ("Investor Services" or "Shareholder Services Agent"), "), 777 Mariners Island Blvd., San Mateo, CA 94404, in its capacity as transfer agent and dividend-paying agent. Investor Services is a wholly-owned subsidiary of Resources.


Item 5A. The response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

      Capital Stock and Other Securities

General Information

The Portfolio is a series of the Trust, an open-end management investment company, which is a Delaware business trust organized on June 16, 1992. The Agreement and Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share, which may be issued in any number of series. Currently, the Trust has two series: one series representing interests in the Portfolio and the other series representing interests in The Money Market Portfolio. Shares issued will be fully paid and non-assessable and will have no preemptive, conversion, or sinking rights. Shares of each series have equal and exclusive rights as to dividends and distributions as declared by such series and the net assets of such series upon liquidation or dissolution.


The organization expenses of the Portfolio are being amortized over a period of five years from the effective date of the Trust's registration statement under the 1940 Act. In the event any initial shares of the Portfolio purchased by Resources are redeemed during the amortization period, such redemption will be reduced by a pro rata portion of any of the then unamortized organization expenses. Such portion is to be calculated by dividing the number of initial shares redeemed by the aggregate number of remaining initial shares at the time of redemption. Investors purchasing shares of the Portfolio during the amortization period bear such expenses only as they are amortized against the Portfolio's income.

Shares of each series have equal rights as to voting and vote separately as to issues affecting that series or the Trust unless otherwise permitted by the 1940 Act. Voting rights are noncumulative, so that in any election of trustees the holders of more than 50% of the Trust's total outstanding shares can elect all of the trustees if they choose to do so, and in such event the holders of the remaining shares voting will not be able to elect any person or persons to the Board. Meetings of shareholders may be called by the trustees in their discretion or by shareholders holding at least 10% of the outstanding shares of the Trust's series for the purpose of electing or removing trustees. Shareholders will receive assistance in communicating with other shareholders in connection with the election or removal of trustees, such as that provided in Section 16(c) of the 1940 Act.


Distributions To Shareholders

The Portfolio declares dividends for each day that the Portfolio's net asset value is calculated, payable to shareholders of record as of the close of business that day. The amount of dividends may fluctuate from day to day and dividends may be omitted on some days, depending on changes in the factors that comprise the Portfolio's net investment income. The Portfolio does not pay "interest" or guarantee any fixed rate of return on an investment in its shares.

Dividends are automatically reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash by notifying the Portfolio or its transfer agent.

The daily dividend includes accrued interest and any original issue and market discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable net asset value per share) less amortization of any premium paid on the purchase of portfolio securities and the estimated expenses of the Portfolio.



The federal income tax treatment of dividends and distributions is the same whether received in cash or reinvested in Portfolio shares. (See "Taxation of the Portfolio and its Shareholders" below.)

Part B includes a further discussion of distributions under "Tax Status."

Taxation of the Portfolio and its Shareholders

The following discussion reflects some of the tax considerations that affect mutual funds and their shareholders.

Each Portfolio is treated as a separate entity for federal income tax purposes. The Portfolio intends to continue to qualify for treatment as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. By distributing all of its income and meeting certain other requirements relating to the sources of its income and diversification of its assets, the Portfolio will not be liable for federal income or excise taxes.

For federal income tax purposes, any income dividends received from the Portfolio, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether received in cash or in additional shares.

Since the Portfolio's income is derived from interest income and gain on the sale of portfolio securities rather than qualifying dividend income, no portion of the Portfolio's distributions will generally be eligible for the corporate dividends-received deduction.


The Portfolio will inform shareholders of the source of dividends and distributions at the time they are paid and will promptly after the close of each calendar year advise shareholders of the tax status for federal income tax purposes of such dividends and distributions.

Additional information in response to this item is contained under the discussion captioned "Tax Status" in Item 20 of Part B.

7.  Purchase of Shares of the Portfolio

The Portfolio's shares have not been registered under the Securities Act of 1933, which means that the Portfolio's shares may not be sold publicly. The Portfolio may, however, sell its shares through private placements pursuant to available exemptions from that Act.

Shares of the Portfolio are sold only to other investment companies and certain institutional investors. All shares are sold at the net asset value (without a sales charge) next determined after the Portfolio receives the purchase order in proper form. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share). The Portfolio does not issue share certificates. The minimum initial investment is $5,000,000 with no minimum applicable to subsequent investments. The Portfolio reserves the right to waive the minimum investment requirements.

Shares may generally be purchased on business days except when the New York Stock Exchange (the "Exchange") is closed. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank System and the Portfolio's custodian are closed.

Valuation of Portfolio Shares

The net asset value per share of the Portfolio is determined as of 3:00 p.m. Pacific time each day that the Exchange is open for business and on those days on which there is a sufficient degree of trading in the Portfolio's portfolio securities that the net asset value of the Portfolio's shares may be affected.

The net asset value per share of the Portfolio is calculated by adding the value of all portfolio holdings and other assets, deducting the Portfolio's liabilities, and dividing the result by the number of Portfolio shares outstanding.

The valuation of portfolio securities held by the Portfolio is based upon their amortized cost value, which does not take into account unrealized capital gain or loss. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the investment. The Portfolio's use of amortized cost which facilitates the maintenance of the Portfolio's per share net asset value of $1.00 is permitted by Rule 2a-7. Further information is included under "Purchase, Redemption and Pricing of Securities Being Offered" in Part B.

      Redemption or Repurchase

How to Sell Shares of the Portfolio

As stated under "Purchase of Shares of the Portfolio" above, the Portfolio's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act. Redemption of shares is not a sale under that Act, and therefore shareholders are not restricted in redeeming their shares.

Redemptions are processed on any day on which the Portfolio is open for business except for those days that the Federal Reserve Bank System and the Portfolio's custodian are closed and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in proper form.

Payment for redeemed shares is made promptly, but not later than seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the Portfolio's custodian are closed. In addition, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Redemptions are taxable events, and the amount received may be more or less than the amount invested by the shareholder, depending on the fluctuations in the market value of the assets owned by the Portfolio.

      Pending Legal Proceedings

      Not Applicable


Part B:

10.   Cover Page

      Not Applicable

11.   Table of Contents

      Not Applicable

12.   General Information and History

      Not Applicable

13.   Investment Objectives and Policies

As noted in response to Item 4, the Portfolio's investment objectives are capital appreciation and liquidity while seeking high current income consistent with safety and liquidity. In addition to the policies stated in response to Item 4, the following restrictions (except as noted) have been adopted as fundamental policies for the Portfolio, which means that they may not be changed without the approval of a majority of the Portfolio's outstanding voting securities. Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of the portfolio means the affirmative vote of the lesser of (i) more than 50% of the outstanding voting securities of the Portfolio, or (ii) 67% or more of the voting securities present at a meeting if the holders if more than 50% of the outstanding shares of the Portfolio are represented at that meeting. The Portfolio may not:


(1) Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 10% of the total asset value.

(2) Make loans, except (a) through the purchase of debt securities in accordance with the investment objectives and policies of the Portfolio, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or (c) by the loan of its portfolio securities in accordance with the policies described above.

(3)   Invest in any issuer for purposes of exercising control or management.

(4) Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

(5) Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Portfolio would be invested in such securities or repurchase agreements.

(6) Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

(7) Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. The prohibition does not apply where the policies of the Portfolio as described in Part A specify otherwise.

(8) Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

(9) Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or investment adviser own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

(10) Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

(11) Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

If a percentage restriction contained herein is adhered to at the time of investment, a later increase or decrease in the percentage resulting from a change in the value of portfolio securities or the amount of the Portfolio's assets will not be considered a violation of any of the foregoing restrictions.

In addition to these fundamental policies, it is the present policy of the Portfolio (which may be changed without the approval of shareholders) not to invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development.

14.   Management of the Registrant

Officers and Trustees

The Board of Trustees (the board") has the responsibility for the overall management of the Portfolio, including general supervision and review of its investment activities. The trustees, in turn, elect the officers of the Trust who are responsible for administering the day-to-day operations of the Portfolio. The affiliations of the officers and trustees and their principal occupations for the past five years are listed below. Trustees who are deemed to be "interested persons" as defined in the Investment Company Act of 1940, as amended (the "1940 Act") are indicated by an asterisk (*).

                        Positions and Offices   Principal Occupations
Name and Address        with the Trust          During Past Five Years

Frank H. Abbott, III (74)
1045 Sansome St.
San Francisco, CA 94111

Trustee

President and Director, Abbott Corporation (an investment company); and director, trustee or managing general partner, as the case may be, of 31 of the investment companies in the Franklin Group of Funds.

Harris J. Ashton (63)
General Host Corporation
Metro Center, 1 Station Place
Stamford, CT 06904-2045

Trustee

President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers); Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods; and director, trustee or managing general partner, as the case may be, of 56 of the investment companies in the Franklin Templeton Group of Funds.

S. Joseph Fortunato (63)
Park Avenue at Morris County
P. O. Box 1945
Morristown, NJ 07962-1945

Trustee

Member of the law firm of Pitney, Hardin, Kipp & Szuch; Director of General Host Corporation; director, trustee or managing general partner, as the case may be, of 58 of the investment companies in the Franklin Templeton Group of Funds.

David W. Garbellano (80)
111 New Montgomery St., #402
San Francisco, CA 94105

Trustee

Private Investor; Assistant Secretary/Treasurer and Director, Berkeley Science Corporation (a venture capital company); and director, trustee or managing general partner, as the case may be, of 30 of the investment companies in the Franklin Group of Funds.

*Charles B. Johnson (62)
777 Mariners Island Blvd.
San Mateo, CA 94404

Chairman of the Board and Trustee

President and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and General Host Corporation; and officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 57 of the investment companies in the Franklin Templeton Group of Funds.

*Charles E. Johnson (39)
777 Mariners Island Blvd.
San Mateo CA 94404

President and Trustee

Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc. and Franklin Institutional Services Corporation; officer and/or director, as the case may be, of some of the subsidiaries of Franklin Resources, Inc. and officer and/or director or trustee, as the case may be, of 24 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (55)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Trustee

Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 43 of the investment companies in the Franklin Templeton Group of Funds.

Frank W. T. LaHaye (66)
20833 Stevens Creek Blvd.
Suite 102
Cupertino, CA 95014

Trustee

General Partner, Peregrine Associates and Miller & LaHaye, which are General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director, Quarterdeck Office Systems, Inc.; Director, FischerImaging Corporation; and director or trustee, as the case may be, of 26 of the investment companies in the Franklin Group of Funds.

Gordon S. Macklin (67)
8212 Burning Tree Road
Bethesda, MD 20817

Trustee

Chairman, White River Corporation (information services); Director, Fund American Enterprises Holdings, Inc., Lockheed Martin Corporation, MCI Communications Corporation, MedImmune, Inc. (biotechnology), InfoVest Corporation (information services), and Fusion Systems Corporation (industrial technology); and director, trustee or managing general partner, as the case may be, of 53 of the investment companies in the Franklin Templeton Group of Funds; and formerly held the following positions:
Chairman, Hambrecht and Quist Group; Director, H & Q Healthcare Investors; and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (50)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Executive Vice President, Secretary and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; officer and/or director, as the case may be, of other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee of 43 of the investment companies in the Franklin Templeton Group of Funds.

Kenneth V. Domingues (63)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President - Financial Reporting and Accounting Standards

Senior Vice President, Franklin Resources, Inc., Franklin Advisers, Inc., and Franklin Templeton Distributors, Inc.; officer and/or director, as the case may be, of other subsidiaries of Franklin Resources, Inc.; and officer and/or managing general partner, as the case may be, of 37 of the investment companies in the Franklin Group of Funds.

Martin L. Flanagan (35)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Chief Financial Officer

Senior Vice President, Chief Financial Officer and Treasurer, Franklin Resources, Inc.; Executive Vice President, Templeton Worldwide, Inc.; Senior Vice President and Treasurer, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Senior Vice President, Franklin/Templeton Investor Services, Inc.; officer of most other subsidiaries of Franklin Resources, Inc.; and officer of 61 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (46)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Secretary

Senior Vice President - Legal, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; Vice President, Franklin Advisers, Inc. and officer of 37 of the investment companies in the Franklin Group of Funds.

Diomedes Loo-Tam (56)
777 Mariners Island Blvd.
San Mateo, CA 94404

Treasurer and Principal Accounting Officer

Employee of Franklin Advisers, Inc.; and officer of 37 of the investment companies in the Franklin Group of Funds.

Edward V. McVey (58)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President/National Sales Manager, Franklin Templeton
Distributors, Inc.; and officer of 32 of the investment companies in the Franklin Group of Funds.

R. Martin Wiskemann (68)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President, Portfolio Manager and Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Management, Inc.; Vice President, Treasurer and Director, ILA Financial Services, Inc. and Arizona Life Insurance Company of America; and officer and/or director, as the case may be, of 20 of the investment companies in the Franklin Group of Funds.

Trustees not affiliated with the Portfolio's investment manager are currently paid fees of $50 per month plus $50 per meeting attended and are reimbursed for expenses incurred in connection with attending such meetings. As indicated above, certain of the Fund's nonaffiliated directors also service as directors, trustees or managing general partners of other investment companies in the Franklin Group of Funds and the Templeton Group of Funds (the "Franklin Templeton Group of Funds") from which they may receive fees for their services. The following table indicates the total fees paid to nonaffiliated directors by the Trust and by other funds in the Franklin Templeton Group of Funds.





                                                                  Number of Boards in
                                                                  the  Franklin
                                             Total Fees Received  Templeton Group of
                                             from the Franklin    Funds on Which Each
                            Total Fees       Templeton Group of   Serves***
                            Received from    Funds**
Name                        Trust*
Frank H. Abbott, III        1,200            $176,870             31
Harris J. Ashton            1,200             318,125             56
S. Joseph Fortunato         1,200             334,265             58
David Garbellano            1,200             153,300             30
Frank W.T. LaHaye           1,150             150,817             26
Gordon S. Macklin           1,200             301,885             53


*   For the fiscal year ended June 30, 1995.
**  For the calendar year ended December 31, 1994.
*** The number of boards is based on the number of registered investment companies in the Franklin Templeton Group of Funds and does not include the total number of series or funds within each investment company for which the directors are responsible. The Franklin Templeton Group of Funds currently includes 61 registered investment companies, consisting of more than 162 U.S. based funds or series.

Nonaffiliated trustees are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director, trustee or managing general partner. No officer or trustee received any other compensation directly from the Trust. Certain officers or trustees who are shareholders of Franklin Resources, Inc. may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are brothers, and the father and uncle, respectively, of Charles E. Johnson.

15.   Control Persons and Principal Holders of Securities

As of October 6, 1995, the Portfolio's principal shareholders, beneficial or of record, and their address and the amount of share ownership were Franklin U.S. Government Securities Money Market Portfolio, a series of Institutional Fiduciary Trust, 777 Mariners Island Blvd., San Mateo, CA 94404, which held of record 266,701,099.380 shares or 69.18% and the Franklin Federal Money Fund, 777 Mariners Island Blvd., San Mateo, CA 94404, which held of record 118,831,243.280 shares or 30.82%.


16.   Investment Advisory and Other Services

Investment Advisory and Other Services The Portfolio's investment manager is Franklin Advisers, Inc. ("Advisers" or "Manager"). Advisers is a wholly-owned subsidiary of Franklin Resources, Inc. ("Resources"), a publicly owned holding company whose shares are listed on the New York Stock Exchange ("Exchange"). Charles B. Johnson and Rupert H. Johnson, Jr. are principal shareholders of Resources and own approximately 20% and 16%, respectively, of Resources' outstanding shares. Resources owns several other subsidiaries which are involved in investment management and shareholder services. The Manager and other subsidiary companies of Resources currently manage over $129 billion in assets for more than 3.8 million shareholders and others. The preceding table indicates those officers and trustees who are also affiliated persons of Advisers.

Pursuant to the management agreement, Advisers provides investment research and portfolio management services, including the selection of securities for the Portfolio to purchase, hold or sell, and the selection of brokers-dealers through whom the Portfolio's security transactions are executed. Advisers' activities are subject to the review and supervision of the Trust's Board to whom Advisers renders periodic reports of the investment activities of the Portfolio. Under the terms of the management agreement, Advisers furnishes the Portfolio with office space and office furnishings, facilities and equipment required for managing the business affairs of the Portfolio; maintains all internal bookkeeping, clerical, secretarial and administrative personnel and services; and provides certain telephone and other mechanical services. Advisers is covered by fidelity insurance on its officers, directors and employees for the protection of the Trust. The Portfolio is obligated to pay the Manager a fee, computed daily and payable monthly, at the annual rate of .15% of the average daily net assets of the Portfolio. See the Statement of Operations in the financial statements included in the Annual Report for details of these expenses.

The management agreement specifies that the management fee will be reduced to the extent necessary to comply with the most stringent limits on the expenses which may be borne by the Portfolio as prescribed by any state in which the Portfolio's shares are offered for sale. The most stringent current state restriction limits a fund's allowable aggregate operating expenses (excluding interest, taxes, brokerage commissions and extraordinary expenses such as litigation costs) in any fiscal year to 2.5% of the first $30 million of average net assets of the Portfolio, 2% of the next $70 million of average net assets of the Portfolio and 1.5% of average net assets of the Portfolio in excess of $100 million. Expense reductions have not been necessary based on state requirements.

As noted in the Part A, Advisers has agreed in advance to limit its management fees from the Portfolio. The management fee which would have been incurred by the Portfolio, absent a fee reduction by Advisers, for the period from July 28, 1992 (effective date of registration) through June 30, 1993, and for the fiscal year ended June 30, 1994 and June 30, 1995 were $253,943, $355,778 and 634,995 respectively. The management fees actually paid by the Portfolio for the same periods were $211,003, $304,633 and $581,495 respectively.

The management agreement for the Portfolio is in effect until February 28, 1996. Thereafter, it may continue in effect for successive annual periods, provided such continuance is specifically approved at least annually by a vote of the Trust's Board or, as to the Portfolio, by a vote of the holders of a majority of the Portfolio's outstanding voting securities, and in either event by a majority of the trustees who are not parties to the management agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for that purpose. The management agreement may be terminated without penalty at any time by the Portfolio or by the Manager on 30-days' written notice and will automatically terminate in the event of its assignment as defined in the 1940 Act.


Franklin/Templeton Investor Services, Inc. ("Investor Services" or "Shareholder Services Agent"), a wholly-owned subsidiary of Resources, is the shareholder servicing agent for the Portfolio and acts as the Portfolio's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account.

Bank of America NT & SA, 555 California Street, 4th Floor, San Francisco, California 94104, and Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260, act as custodians of the securities and other assets of the Portfolio. Citibank Delaware, One Penn's Way, New Castle, Delaware 19720, acts as custodian in connection with transfer services through the bank automated clearing house. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

Coopers & Lybrand, 333 Market Street, San Francisco, California 94105, are the Trust's independent auditors. During the fiscal year ended June 30, 1995, their auditing services consisted of rendering an opinion on the Portfolio's financial statements included in the Trust's Annual Report.

17.   Brokerage Allocation

Execution of Portfolio Transactions

As noted in Part A, since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs or transfer taxes.

Advisers makes the investment decisions and arranges for the placement of buy and sell orders and the execution of portfolio transactions for the Portfolio. In executing portfolio transactions, the Manager seeks the most favorable prices consistent with the best execution of the orders. So long as the Manager believes it is obtaining the best execution, it will give consideration in placing portfolio transactions with broker-dealers furnishing research, statistical or factual information, or wire or other services to the Portfolio or the Manager, including appraisals or valuations of portfolio securities of the Portfolio. While the information and services provided by broker-dealers are useful in varying degrees and would generally reduce the amount of research or services otherwise performed by the Manager and thus reduce its expenses, they are of indeterminable value and will not reduce the management fees payable to the Manager by the Portfolio.

Depending on the Manager's view of market conditions, the Portfolio may or may not purchase securities with the expectation of holding them to maturity, although the Portfolio's general policy is to hold securities to maturity. The Portfolio may, however, sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer.


Purchases of portfolio securities may be made directly from issuers or from underwriters. Where possible, purchase and sale transactions will be effected through dealers (including banks) which specialize in the types of securities which the Portfolio will be holding, unless better executions are available elsewhere. Dealers and underwriters usually act as principal for their own account. Purchases from underwriters will include a concession paid by the issuer to the underwriter and purchases from dealers will include the spread between the bid and the ask price. If the execution and price offered by more than one dealer or underwriter are comparable, the order may be allocated to a dealer or underwriter which has provided such research or other services as mentioned above. No broker or dealer affiliated with the Portfolio or with the Manager may purchase securities from, or sell securities to, the Portfolio.

If purchases or sales of securities for the Portfolio and one or more other investment companies or clients advised by the Manager are considered at or about the same time, transactions in such securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the Manager, taking into account the respective sizes of the investment companies or clients and the amount of securities to be purchased or sold. It is recognized that in some cases this procedure could possibly have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Portfolio.

During the period from July 28, 1992 (effective date of registration) through June 30, 1993, and during the fiscal year ended June 30, 1994 and June 30, 1995, the Portfolio paid no brokerage commissions.


Franklin/Templeton Distributors, Inc. ("Distributors"), an affiliate of Advisers, is a member of the National Association of Securities Dealers, Inc., and it may sometimes be entitled to obtain certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. Accordingly, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable by the Portfolio under the management agreement will be reduced by the amount of any tender fees received by Distributors in cash, less certain costs and expenses incurred in connection therewith.

18.   Capital Stock and Other Securities

The information provided in response to this item is in addition to the information provided in response to Item 4 in Part A.

All shares of each series of the Trust have equal voting, dividend and liquidation rights. Shares of each series vote separately as to issues affecting that series, or the Trust, unless otherwise permitted by the 1940 Act. The shares have noncumulative voting rights, so that in any election of trustees the holders of more than 50% of the Trust's total outstanding shares can elect 100% of the trustees if they choose to do so, and in such event the holders of the remaining shares voting will not be able to elect any person or persons to the Board. Shares have no preemptive, subscription or conversion rights.

The Portfolio does not intend to hold annual meetings; it may, however, hold a meeting for such purposes as changing fundamental investment restrictions, approving a new management agreement or any other matters which are required to be acted on by shareholders under the 1940 Act. A meeting may also be called by a majority of the Board or by shareholders holding at least ten percent of the shares entitled to vote at the meeting. Shareholders will receive assistance in communicating with other shareholders in connection with the election or removal of trustees similar to the provisions contained in Section 16(c) of the 1940 Act.


Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and capital gain distributions, are generally credited to an account in the name of an investor on the books of the Portfolio.

Shareholders will receive confirmation statements each time there is a transaction which affects an account, including the reinvestment of dividends. These statements will also show the total number of Portfolio shares owned by a shareholder, including the number of shares in "plan balance" for the account of the shareholder.

SHAREHOLDERS MAY RELY ON THE CONFIRMATION STATEMENTS IN LIEU OF CERTIFICATES WHICH ARE NOT NECESSARY. CERTIFICATES REPRESENTING SHARES OF THE PORTFOLIO WILL NOT BE ISSUED.

The Portfolio reserves the right to redeem, at net asset value, shares of any shareholder whose account has a value of less than $1,000,000, but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares and has been inactive (except for the reinvestment of distributions) for a period of at least six months, provided advance notice is given to the shareholder.

An investment in the Portfolio is not a deposit insured by the Federal Deposit Insurance Corporation ("FDIC") and is not an obligation of or guaranteed by any bank.

19.  Purchase, Redemption and Pricing of Securities Being Offered

The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part A.

Calculation of Net Asset Value

As noted in Part A, the net asset value per share for purposes of both the purchase and redemption of shares is determined by the Portfolio on each day that the Exchange is open for business. Valuation is currently made as of 3:00 p.m. Pacific time. As of the date hereof, the Portfolio is informed that the Exchange intends to close in observance of the following holiday: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Net asset value per share of the portfolio, is calculated by adding the value of all securities and other assets in the Portfolio, deducting its liabilities, and dividing by the number of shares outstanding.


The valuation of the Portfolio's portfolio securities (including any securities held in a separate account maintained for when-issued securities) is based upon their amortized cost which does not take into account unrealized capital gains or losses. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Portfolio computed as described above may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Portfolio resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher yield than would result from investment in a fund utilizing solely market values, and existing investors in the Portfolio would receive less investment income. The converse would apply in a period of rising interest rates.

The Portfolio's use of amortized cost which facilitates the maintenance of the Portfolio's per share net asset value of $1.00 is permitted by a rule adopted by the SEC. Pursuant to this rule, the Portfolio must adhere to certain conditions. The Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, only purchase instruments having remaining maturities of 397 calendar days or less, and invest only in those U.S. dollar-denominated instruments that the Board determines present minimal credit risks and which are, as required by the federal securities laws, rated in one of the two highest rating categories as determined by nationally recognized statistical rating organizations, instruments deemed comparable in quality to such rated instruments, or instruments, the issuers of which, with respect to an outstanding issue of short-term debt that is comparable in priority and protection, have received a rating within the two highest categories of nationally recognized statistical rating organizations. Securities subject to floating or variable interest rates with demand features in compliance with applicable rules of the SEC may have stated maturities in excess of 397 days. The trustees have established procedures designed to stabilize, to the extent reasonably possible, the Portfolio's price per share as computed for the purpose of sales and redemptions at $1.00. Such procedures will include review of the portfolio holdings by the trustees, at such intervals as they may deem appropriate, to determine whether the Portfolio's net asset value calculated by using available market quotations deviates from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the trustees. If such deviation exceeds 1/2 of 1%, the trustees will promptly consider what action, if any, will be initiated. In the event the trustees determine that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, they will take such corrective action as they regard as necessary and appropriate, which may include the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redemptions of shares in kind, or establishing a net asset value per share by using available market quotations.

Additional Information Regarding Purchases and Redemptions of Fund Shares

The purchase price for shares of the Portfolio is at net asset value of such shares next determined after receipt and acceptance of purchase order in proper form. Once shares of the Portfolio are purchased, they begin earning income immediately, and income dividends will start being credited to the investor's account on the day following the effective date of purchase and continue through the day all shares in the account are redeemed.



Payments transmitted by wire and received by the custodian and reported by it to the Portfolio prior to 3:00 p.m. Pacific time on any business day are normally effective on the same day as received, provided the Portfolio is timely notified. Wire payments received or reported by the custodian to the Portfolio after that time will be effective on the next business day. Payments transmitted by check or other negotiable bank draft will normally be effective within two business days for checks drawn on a member bank of the Federal Reserve System, and longer for most other checks.

All purchases of shares of the Portfolio will be credited to the shareholder in full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share) in an account maintained for the shareholder by the Portfolio's transfer agent. To open an account in the name of a corporation, a resolution of the corporation's board of directors will be required.


The Trust reserves the right to reject any order for the purchase of shares of the Portfolio and to waive minimum investment requirements. In addition, the offering of shares of the Portfolio may be suspended by the Trust at any time and resumed at any time thereafter.

Redemptions will be made in cash at net asset value per share next determined after receipt by the Portfolio of a redemption request in proper form, including all share certificates, share assignments, signature guarantees, and other documentation as may be required by the transfer agent. The amount received upon redemption may be more or less than the shareholder's original investment.

The Portfolio will make payment for all redemptions within seven days after receipt of such redemption request in proper form. The Portfolio reserves the right, however, to suspend redemptions or postpone the date of payment (1) for any periods during which the Exchange is closed (other than the customary weekend and holiday closings); (2) when trading in the markets the Portfolio usually utilizes is restricted or an emergency exists, as determined by the Securities and Exchange Commission ("SEC"), so that disposal of portfolio securities or valuation of net assets of the Portfolio is not reasonably practicable; or (3) for such other period as the SEC, by order, may permit for the protection of the Portfolio's shareholders. At various times, the Portfolio may be requested to redeem shares for which it has not yet received proper payment. Accordingly, the Portfolio may delay the sending of redemption proceeds until such time as it has assured itself that proper payment has been collected for the purchase of such shares.

Redemptions in Kind

The Portfolio has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Portfolio's net assets at the beginning of such period. Such commitment is irrevocable without the prior approval of the SEC. In the case of requests for redemption in excess of such amounts, the trustees reserve the right to make payments in whole or in part in securities or other assets of the Portfolio from which the shareholder is redeeming in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing shareholders of the Portfolio. In such circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets. Should the Portfolio do so, a shareholder may incur brokerage fees in converting the securities to cash.

Redemptions by the Portfolio

The Portfolio reserves the right to redeem, involuntarily, at net asset value, the shares of any shareholder whose account has a value of less than a minimum amount but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares. Until further notice, it is the present policy of the Portfolio not to exercise this right with respect to any shareholder whose account has a value of $1,000,000 or more. In any event, before the Portfolio redeems such shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and allow the shareholder 30 days to make an additional investment in an amount which will increase the value of the account to at least $1,000,000.


Reinvestment Date

The dividend reinvestment date is the date on which additional shares are purchased for the investor who has elected to have dividends reinvested. This date will vary from month to month based on operational considerations and is not necessarily the same date as the record date or the payable date for cash dividends.

20.   Tax Status

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.

As stated in response to Item 6, the Portfolio has elected to be treated as a regulated investment company under Subchapter M of the Code (the "Code"). The trustees reserve the right not to maintain the qualification of the Portfolio as a regulated investment company if they determine such course of action to be beneficial to shareholders. In such case, the Portfolio will be subject to federal and possibly state corporate taxes on its taxable income and gains, and distributions to shareholders will be ordinary dividend income to the extent of the Portfolio's available earnings and profits.


The Code requires all funds to distribute at least 98% of their taxable ordinary income earned during the calendar year and at least 98% of their capital gain net income earned during the twelve-month period ending October 31 of each year (in addition to amounts from the prior year that were neither distributed nor taxed to the Portfolio) to shareholders by December 31 of
each year in order to avoid the imposition of a federal excise tax.   Under
these rules, certain distributions which are declared in October, November or December but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for tax purposes as if paid by the Portfolio and received by the shareholder on December 31 of the calendar year in which they are declared. The Portfolio intends, as a matter of policy, to declare and pay such dividends, if any, in December to avoid the imposition of this tax, but does not guarantee that its distributions will be sufficient to avoid any or all federal excise taxes.

The Portfolio's investments are composed of short-term securities under normal circumstances and thus the Portfolio does not expect to realize any long-term capital gains or losses. Any net short-term capital gain which is realized by the Portfolio and not included in the daily dividend (adjusted for any daily amounts of unrealized appreciation or depreciation reported above and taking into account any capital loss carryovers) may generally be distributed at least once each year and may be distributed more frequently if necessary in order to avoid federal excise taxes. Any capital gain distributions will also be reinvested in the form of additional Portfolio shares at net asset value, unless the shareholder has previously notified the Portfolio or its transfer agent to have them paid in cash.

Distributions derived from the excess of net long-term capital gain over net short-term capital loss are treated as long-term capital gain regardless of the length of time Portfolio shares have been owned and regardless of whether received in cash or in additional shares.

The sale of shares of the Portfolio, either by redemption or exchange, is a taxable event and may result in a capital gain or loss. Any loss incurred on the sale of the Portfolio's shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares. Since, however, the Portfolio seeks to maintain a stable $1.00 per share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon sale.


21.   Underwriters

      Not Applicable

22.   Calculation of Performance Data

      Not Applicable

23.   Financial Statements

The audited financial statement of the portfolio contained in the Annual Report dated June 30, 1995, including the auditors report, are incorporated herein by reference.


      APPENDIX


A-1, A-2 and Prime-1, Prime-2 Commercial Paper Ratings:

Commercial paper rated by Standard & Poor's Corporation, an NRSRO, has the following characteristics: Liquidity ratios are adequate to meet cash requirements. Long-term senior debt is rated "A" or better. The issuer has access to at least two additional channels of borrowing. Basic earnings and cash flow have an upward trend with allowance made for unusual circumstances. Typically, the issuer's industry is well established and the issuer has a strong position within the industry. The reliability and quality of management are unquestioned. Relative strength or weakness of the above factors determines whether the issuer's commercial paper is rated A-1 or A-2.

The ratings Prime-1 and Prime-2 are the two highest commercial paper rating assigned by Moody's Investor Services, Inc. ("Moody's). Among the factors considered by Moody's in assigning ratings are the following: (1) evaluation of the management of the issuer; (2) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas; (3) evaluation of the issuer's products in relation to competition and customer acceptance; (4) liquidity; (5) amount and quality of long-term debt; (6) trend of earnings over a period of ten years; (7) financial strength of a parent company and the relationships which exist with the issuer; and (8) recognition by the management of obligations, and preparations to meet such obligations, which may be present or may arise as a result of public interest questions. Relative strength or weakness of the above factors determines whether the issuer's commercial paper is rated Prime-1 or Prime-2.








                         THE MONEY MARKET PORTFOLIOS

                                  FORM N-1A

                           PART C: OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.

     (a) Financial Statements incorporated herein by reference to the Registrant's Annual Report to Shareholders dated June 30, 1995 as filed with the SEC on Form Type N-30D on August 30, 1995

     (i)  Report of Independent Accountants - August 4, 1995

     (ii) Statement of Investments in Securities and Net Assets, June 30, 1995

     (iii)Statement of Assets and Liabilities, June 30, 1995

     (iv) Statement of Changes in Net Assets for the years ended June 30, 1995 and 1994

     (v)  Statement of Operations for the years ended June 30, 1995 and 1994

     (vi) Notes to Financial Statements

     (b)  Exhibits:

     The following exhibits are attached hereto, except as otherwise noted:

          1.   Copies of the charter as now in effect;

          (i) Agreement and Declaration of Trust of The Money Market Portfolios dated June 16, 1992

          (ii) Certificate of Trust of The Money Market Portfolios dated June 16, 1992

          2. Copies of the existing By-Laws or instruments corresponding thereto;

          (i)  By-Laws of The Money Market Portfolios

          3. Copies of any voting trust agreement with respect to more than five percent of any class of equity securities of the Registrant;

               Not applicable

          4. Specimens or copies of each security issued by the Registrant, including copies of all constituent instruments, defining the rights of the holders of such securities, and copies of each security being registered;

               Not applicable

          5. Copies of all investment advisory contracts relating to the management of the assets of the Registrant;

          (i) Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992

          6. Copies of each underwriting or distribution contract between the Registrant and a principal underwriter, and specimens or copies of all agreements between principal underwriters and dealers;

               Not applicable

          7. Copies of all bonus, profit sharing, pension or other similar contracts or arrangements wholly or partly for the benefit of Trustees or officers of the Registrant in their capacity as such; any such plan that is not set forth in a formal document, furnish a reasonably detailed description thereof;

               Not applicable

          8.   Copies of all custodian agreements and depository contracts under
               Section 17(f) of the 1940 Act, with respect to securities and similar investments of the Registrant, including the schedule of remuneration;

          (i) Custody Agreement between Registrant and Bank of America NT & SA dated July 22, 1992

          (ii) Custodian Agreements between Registrant and
               Citibank Delaware
               1.  Citicash Management ACH Customer Agreement
               2.  Citibank Cash Management Services Master Agreement
               3.  Short Form Bank Agreement - Deposits and
                   Disbursements of Funds
               Registrant:  Franklin Premier Return Fund
               Filing:  Post-Effective Amendment No. 54 to
               Registration on Form N-1A
               File Nos. 33-39088 & 811-6243
               Filing Date: February 22, 1995

          (iii) Amendment to Custodian Agreement between
                Registrant and Bank of America NT & SA dated
                April 12, 1995

          (iv) Custody Agreement between Registrant and Morgan Guaranty Trust Company dated December 15, 1992 Post Effective Amendment No. 2 on Form N-1A to Registration Statement of Registrant.

          9. Copies of all other material contracts not made in the ordinary course of business which are to be performed in whole or in part on or after the date of filing the Registration Statement;

               Not applicable.

          10. Opinion and consent of counsel as to the legality of the securities being registered, indicating whether they will when sold be legally issued, fully paid and nonassessable;

               Not applicable

          11. Copies of any other opinions, appraisals or rulings and consents to the use thereof relied on in the preparation of this registration statement and required by Section 7 of the 1933 Act;

               Not applicable

          12.  All financial statements omitted from Item 23;

               Not applicable

          13. Copies of any agreements or understandings made in consideration for providing the initial capital between or among the Registrant, the underwriter, adviser, promoter or initial stockholders and written assurances from promoters or initial stockholders that their purchases were made for investment purposes without any present intention of redeeming or reselling;

          (i) Letters of Understanding relating to initial capital dated July 22, 1992

          14. Copies of the model plan used in the establishment of any retirement plan in conjunction with which Registrant offers its securities, any instructions thereto and any other documents making up the model plan. Such form(s) should disclose the costs and fees charged in connection therewith;

               Not applicable

          15. Copies of any plan entered into by Registrant pursuant to Rule 12b-1 under the 1940 Act, which describes all material aspects of the financing of distribution of Registrant's shares, and any agreements with any person relating to implementation of such plan.

               Not applicable

          16. Schedule for computation of each performance quotation provided in the registration statement in response to Item 22 (which need not be audited).

               Not applicable

          17.  (i)  Power of Attorney dated September 18, 1995

               (ii) Certificate of Secretary dated September 18, 1995

          27.  (i)  Financial Data Schedule for The Money Market Portfolios

               (ii) Financial Data Schedule for the U.S. Government Money Market
                    Portfolios

Item 25.  Persons Controlled by or under Common Control with Registrant.

None

Item 26.  Number of Holders of Securities.

                                   Number of Record Holders
     Title of Class                as of June 30, 1995

     Shares of Beneficial Interest
     of:

     The Money Market Portfolio                   4


     The U.S. Government Securities
     Money Market Portfolio                       2

Item 27.  Indemnification.

     Reference is made to Article VI of the Registrant's By-Laws (Exhibit
2). Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

     "Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue."

     Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to Section 5 of Article VI of said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in either subsection (a) or (b) of Section 6 of Article VI.

Item 28.  Business and Other Connections of Investment Adviser.

     Franklin Advisers, Inc., a wholly owned subsidiary of Franklin Resources, Inc., the investment manager for the Registrant, is the investment manager for the other registered investment companies in the Franklin Templeton Group of Funds with aggregate assets of approximately $129 billion. The officers and directors of the Registrant's investment advisor also serve as officers and/or directors, and/or portfolio managers for (1) the advisor's corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in the Franklin Group of Funds. In addition, Messrs. Charles B. Johnson and Harris J. Ashton are directors of General Host Corporation. For additional information please see Part B and Schedules A and D of Form ADV of the Fund's Investment Manager (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of the Investment Manager and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 29.  Principal Underwriters

          Not Applicable

Item 30.  Locations of Accounts and Records.

     The accounts, books or other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are kept by the Registrant or its shareholder services agent, Franklin/Templeton Investor Services, Inc., at their respective principal business offices, both of which are at 777 Mariners Island Blvd., San Mateo, California 94404.

Item 31.  Management Services.

     There are no management-related service contracts not discussed in Part A or Part B.

Item 32.  Undertaking.

a) The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant's outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.


                                  SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, the State of California, on the 31 day of October, 1995.


                   THE MONEY MARKET PORTFOLIOS


                   By: Charles E. Johnson*
                       Charles E. Johnson,
                       President




*By: /s/ Larry L. Greene
         Larry L. Greene, Attorney in Fact
         pursuant to a Power of Attorney
         filed herewith